UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2008
HOLLY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas	75201-6915
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     Furnished as Exhibit 99.1 and incorporated herein by reference in its entirety is a copy of a press release issued by Holly Corporation (“Holly”) on May 1, 2008, announcing a fire at the Woods Cross Refinery in Woods Cross, Utah.
     In accordance with General Instruction B.2 of Form 8-K, the information furnished in this report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless Holly specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act of 1933. By filing this report on Form 8-K and furnishing the information pursuant to Item 7.01, Holly makes no admission as to the materiality of any information in this report furnished pursuant to Item 7.01, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available.
     The information furnished in this report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.1, is summary information that is intended to be considered in the context of Holly’s Securities and Exchange Commission (“SEC”) filings and other public announcements that Holly may make, by press release or otherwise, from time to time. Holly disclaims any current intention to revise or update the information furnished in this report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.1, although Holly may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits.

99.1	—	Press Release of Holly Corporation issued May 1, 2008.*

*	Furnished pursuant to Regulation FD.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: May 1, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

99.1	—	Press Release of Holly Corporation issued May 1, 2008.*

*	Furnished pursuant to Regulation FD.